June 23, 2008

Bill Turner

Re: Separation Agreement

Dear Bill:

This letter, upon signature, will constitute agreement (the "Agreement") by you to the terms of your separation from Mattson Technology, Inc. ("Mattson").

  Separation: Your last day as a Mattson employee will be June 27, 2008 ("Separation Date"). Except as stated in Paragraph 2(b) below, the vesting of your stock options and restricted stock units will cease on that day.
  Payments and Benefits: In consideration of the promises and representations made by you in this Agreement, Mattson will provide you with the following payments and benefits:

  (a)    Payments: On June 27, 2008, Mattson will pay to you a gross amount of three (3) months' salary ($80,000). You understand and agree that Mattson will withhold taxes from, and report, these amounts to tax authorities as Mattson determines it is required to do.

  (b)    Vesting Acceleration: Within five (5) business days of your execution of this Agreement, Mattson will accelerate the vesting of your stock options and restricted stock units (collectively, "Awards") such that all Awards that would have been vested by March 31, 2009 shall become immediately exercisable. The remainder of your unvested Awards shall be forfeited to Mattson.

  (c)    Extended Exercisability: Mattson shall extend the exercisability of your vested Awards through June 30, 2009.

  Releases:

  (a)    Release of Claims: By signing this Agreement, you irrevocably and unconditionally release all Claims described in Paragraph 3(b) that you may now have against the Released Parties specified below.

  (b)    Claims Released: In exchange for Mattson's promises under this Agreement, you hereby release (i.e., give up) all known and unknown claims that you presently have against Mattson, its current or former subsidiaries and affiliates, and their current and former Board members, partners, employees or agents, and any related

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  parties (collectively, "Released Parties"), except claims that the law does not permit you to waive by signing this Agreement. For example, you are releasing all common law contract, tort, or other claims you might have, as well as all claims you might have under the Age Discrimination in Employment Act (ADEA), the WARN Act, Title VII of the Civil Rights Act of 1964, Sections 1981 and 1983 of the Civil Rights Act of 1866, the Americans With Disabilities Act (ADA), the Employee Retirement Income Security Act of 1974 (ERISA), and similar state or local laws, such as the California Fair Employment and Housing Act, California Labor Code Section 200 et seq., and any applicable California Industrial Welfare Commission order. You expressly waive the protection of Section 1542 of the Civil Code of the State of California, which states that:

  A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.

  (c)    No Assignment of Claims: By signing this Agreement, you expressly warrant that you have not assigned or given away any of the Claims you are releasing.
  Representations and Promises: You acknowledge and agree that:

  (a)    Entire Agreement; Amendment. This Agreement is the entire agreement relating to your service with Mattson and any claims or future rights that you might have with respect to Mattson and the Released Parties. This Agreement only may be amended by a written agreement that Mattson and you sign. This Agreement is a legally admissible, enforceable agreement governed by Federal law and the laws of California.

  (b)    No Reliance on Representations. When you decided to sign this Agreement, you were not relying on any representations that were not in this Agreement.

  (c)    Future Changes to Employee Compensation. You understand that Mattson in the future may change or improve employee benefits or offer new programs to its employees. You further agree that you will not seek to receive any such additional pay, benefits or programs.

  (d)    No Wrongs, Injuries or Unpaid Amounts. You acknowledge that you have not suffered any job-related wrongs or injuries, such as any type of discrimination, for which you might be entitled to compensation or relief in the future. You represent that you have been paid all wages, commissions, compensation, benefits, and other amounts that Mattson or any Released Party should have paid you in the past.

  (e)    Severability. If Mattson or you successfully assert that any provision in this Agreement is void, the rest of the Agreement shall remain valid and enforceable

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  unless the other party to this Agreement elects to cancel it. If this Agreement is canceled, you will repay all amounts paid to you pursuant to this Agreement.

  (f)    Truth of Representations. If you initially did not think any representation you are making in this Agreement was true or if you initially was uncomfortable making it, you resolved all your doubts and concerns before signing this Agreement.

  (g)    Voluntariness. You have carefully read this Agreement, you fully understand what it means, you are entering into it knowingly and voluntarily, and all your representations in it are true.

  (h)    Consideration Period. You understand that the consideration period described in the box above your signature started when you first were given this Agreement, and you waive any right to have it restarted or extended by any subsequent changes to this Agreement.

  (i)    Representations and Promises as Consideration. You understand that Mattson would not have given you the payments or benefits that you are getting in exchange for this Agreement but for the representations and the promises you are making by signing it.

  (j)    Disclosures and Cooperation. You have disclosed to Mattson any information you have concerning any conduct involving Mattson or any affiliate that you have any reason to believe may be unlawful or that involves any false claims to the United States. You further agree that, as requested by Mattson, you will cooperate fully with Mattson or its representatives in any investigation, proceeding, administrative review or litigation pertaining to matters occurring during your employment with Mattson. You understand that nothing in this Agreement prevents you from cooperating with any U.S. government investigation. In addition, to the fullest extent permitted by law, you hereby irrevocably assign to the U.S. government any right you might have to any proceeds or awards in connection with any false claims proceedings against Mattson or any affiliate.

  (k)    Company Property and Incurring of Liabilities. On or before the Separation Date, you will return to Mattson all computers, files, memoranda, documents, records, copies of the foregoing, Company-provided credit cards, keys, building passes, security passes, access or identification cards, and any other property of Mattson or any Released Party in your possession or control. By the Separation Date, you will have cleared all expense accounts, repaid everything you owe to Mattson or any Released Party, paid all amounts you owe on Company-provided credit cards or accounts (such as cell phone accounts), and canceled or personally assumed any such credit cards or accounts. You further agree not to incur any expenses, obligations, or liabilities on

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  behalf of Mattson from the date of this Agreement until the Separation Date without written consent from Mattson's Chief Executive Officer.

  (l)    Adverse Tax Treatment. You agree not to make any claim against Mattson or any other person based on how Mattson reports, or withholds taxes from, any amounts payable under this Agreement, or if an adverse determination is made as to the tax treatment of any amounts payable under this Agreement. You agree that Mattson has no duty to try to prevent such an adverse determination.

  (m)    Non-Disparagement. You agree not to criticize, denigrate, or otherwise disparage Mattson, any other Released Party, or any of Mattson's products, processes, experiments, policies, practices, standards of business conduct, or areas or techniques of research. Mattson agrees not to criticize, denigrate or otherwise disparage you.

  (n)    Transitioning of Responsibilities. You agree that you will fully cooperate with Mattson in effecting a smooth transition of your responsibilities to others.

  Proprietary Information and Innovations Assignment Agreement. You acknowledge agreement to the terms contained in the Proprietary Information and Innovations Assignment Agreement signed by you on August 28, 2006, a copy of which is attached as Exhibit A.

  Arbitration of Disputes: Mattson and you agree to resolve any future disputes through final and binding arbitration. For example, you are agreeing to arbitrate any dispute about the validity of this Agreement or any discrimination claim that may survive this Agreement. You also agree to resolve through final and binding arbitration any disputes you have with any other Released Party who elects to arbitrate those disputes under this subsection. Arbitrations shall be conducted by JAMS in accordance with its employment dispute resolution rules. This agreement to arbitrate does not apply to government agency proceedings. By writing your initials at the bottom of this page, you are acknowledging that you understand this section's arbitration requirements and that arbitration would be in lieu of a jury trial.

  Future References. Any request for a reference about you by a prospective employer must be made to the Chief Executive Officer. In response to such a request, Mattson agrees that it will respond to such request in a manner to be mutually agreed by you and Mattson.

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YOU MAY NOT MAKE ANY CHANGES TO THE TERMS OF THIS AGREEMENT. BEFORE SIGNING THIS AGREEMENT, READ IT CAREFULLY AND, IF YOU CHOOSE, DISCUSS IT WITH YOUR ATTORNEY AT YOUR OWN EXPENSE. TAKE AS MUCH TIME AS YOU NEED TO CONSIDER THIS AGREEMENT BEFORE DECIDING WHETHER TO SIGN IT, UP TO 21 DAYS. BY SIGNING IT YOU WILL BE WAIVING YOUR KNOWN AND UNKNOWN CLAIMS.

YOU MAY REVOKE THIS AGREEMENT IF YOU REGRET HAVING SIGNED IT. TO DO SO, YOU MUST DELIVER A WRITTEN NOTICE OF REVOCATION TO GENE TANGE AT 47131 Bayside Parkway, Fremont, California 94538 BEFORE SEVEN 24-HOUR PERIODS EXPIRE FROM THE TIME YOU SIGNED IT. IF YOU REVOKE THIS AGREEMENT, IT WILL NOT GO INTO EFFECT AND YOU WILL NOT RECEIVE THE TRANSITION PAYMENTS OR BENEFITS DESCRIBED IN IT.

JULY 14, 2008 IS THE DEADLINE FOR YOU TO DELIVER A SIGNED COPY OF THIS AGREEMENT TO GENE TANGE AT 47131 Bayside Parkway, Fremont, California 94538. IF YOU FAIL TO DO SO, YOU WILL NOT RECEIVE THE TRANSITION PAYMENTS OR BENEFITS DESCRIBED IN IT.

Date: __________________	____________________________________
William I. Turner, Chief Financial Officer

Date: __________________	____________________________________
David Dutton, Chief Executive Officer On behalf of Mattson Technology, Inc.

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